FOR IMMEDIATE RELEASE	Exhibit 99.1

Xtera Announces Fiscal Fourth Quarter and Full Year 2015 Financial Results

DALLAS, TEXAS, USA – (December 9, 2015) – Xtera Communications, Inc. (NASDAQ: XCOM), a provider of high-capacity optical transport solutions, today announced financial results for its fiscal fourth quarter and full year ended September 30, 2015. Revenue for the fourth quarter of fiscal 2015 was $15.0 million, an increase of 132% compared to $6.5 million for the fourth quarter of 2014.

“2015 was a year of significant progress for Xtera as we more than doubled our revenue, successfully demonstrated in a real world network the industry’s highest capacity/longest reach solution at 64 Tbit/s per fiber pair with reach of over 1,500 km, began commercial sales of our Submarine repeater, and strengthened our balance sheet with our IPO last month,” said Jon Hopper, Xtera president and CEO.

The company's net loss for the fiscal fourth quarter of 2015 was $6.6 million, or $5.49 per basic and fully diluted share, compared to a net loss of $15.0 million, or $10.12 per basic and fully diluted share, for the fourth quarter of 2014. Basic and fully diluted net loss per share for the fiscal fourth quarter ended September 30, 2015 and 2014 reflect 1.9 million and 1.8 million common shares outstanding, respectively, and do not include shares issued in conjunction with the company’s initial public offering and the conversion of preferred shares into common shares in November 2015.

Conference Call

In conjunction with this announcement, Xtera will host a conference call to discuss its results at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) on Wednesday, December 9, 2015.  Interested parties can listen to a live webcast of the conference call by visiting the Investor Relations section of Xtera’s website at http://ir.xtera.com.  Dial in information for the conference call is available by registering at http://dpregister.com/10076293.  The conference call and webcast will include forward-looking information.  A replay of the conference call will also be available on the Investor Relations section of Xtera’s website at http://ir.xtera.com following the completion of the call.

Continued

About Xtera Communications, Inc.

Xtera Communications, Inc. (NASDAQ: XCOM) is a leading provider of high-capacity, cost-effective optical transport solutions, supporting the high growth in global demand for bandwidth.  Xtera sells solutions to telecommunications service providers, content service providers, enterprises and government entities worldwide.  Xtera’s proprietary Wise RamanTM optical amplification technology leads to capacity and reach performance advantages over competitive products.  Xtera’s solutions enable cost-effective capacity to meet customers’ bandwidth requirements of today and to support their increasing bandwidth demand fueled by the development of data centers and related cloud-based services.

For more information, visit www.xtera.com, contact info@xtera.com or connect via LinkedIn, Twitter, Facebook and YouTube.

Xtera Communications, Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Revenue:
Products	$13,710	$5,235	$53,557	$19,838
Services	1,309	1,242	5,114	5,160
Total revenue	15,019	6,477	58,671	24,998
Cost of revenue
Products	13,671	5,364	46,615	14,242
Services	460	597	2,187	2,323
Total cost of revenue	14,131	5,961	48,802	16,565
Gross profit	888	516	9,869	8,433
Operating expenses
Sales and marketing	1,248	1,089	4,463	5,059
Research and development	2,964	2,825	11,162	11,140
General and administrative	2,007	1,337	6,494	5,903
Goodwill impairment charge	-	9,019	-	9,019
Total operating expenses	6,219	14,270	22,119	31,121
Operating loss	(5,331)	(13,754)	(12,250)	(22,688)
Other income(expense)	(1,210)	(1,211)	(4,329)	(3,303)
Loss before income taxes	(6,541)	(14,965)	(16,579)	(25,991)
Income tax provision	(15)	(31)	(53)	(119)
Net loss	$(6,556)	$(14,996)	$(16,632)	$(26,110)
Preferred dividend	(3,674)	(3,374)	(13,684)	(13,384)
Net loss available to common stockholders	$(10,230)	$(18,370)	$(30,316)	$(39,494)
Loss per common share - basic and diluted	$(5.49)	$(10.12)	$(16.59)	$(21.77)
Weighted average shares - basic and diluted	1,864,242	1,814,630	1,827,722	1,814,526

Continued

Xtera Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	September 30,	September 30,
Assets	2015	2014
Current assets
Cash and cash equivalents	$1,753	$1,920
Restricted cash	1,120	1,155
Accounts receivable, net	6,580	7,588
Unbilled receivables	6,119	1,080
Inventories, net	10,540	9,374
Deferred cost	780	595
Prepaid expenses and other current assets	1,185	527
Total current assets	28,077	22,239
Property and equipment, net	3,399	3,463
Restricted cash	152	495
Intangible assets, net	7,554	8,632
Other assets	90	81
Total assets	$39,272	$34,910
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$13,589	$3,307
Accrued compensation and employee benefits	760	784
Deferred revenue	1,058	2,995
Warranty reserve	1,735	978
Notes payable, related party	-	20,934
Current portion of long-term debt	10,707	12,548
Other accrued liabilities	4,966	5,428
Total current liabilities	32,815	46,974
Long-term debt less current portion	2,133	6,129
Other long-term liabilities	631	10
Total liabilities	35,579	53,113
Commitments and contingencies
Stockholders' equity (deficit)
Series A-3 convertible preferred stock, $.001 par value 40,500,000 shares authorized 2015 and 2014: 39,663,482 issued and outstanding	40	40
Series B-3 convertible preferred stock, $.001 par value 39,500,000 shares authorized 2015 and 2014: 38,589,303 issued and outstanding	39	39
Series C-3 convertible preferred stock, $.001 par value 25,000,000 shares authorized 2015 and 2014: 19,081,778 issued and outstanding	19	19
Series D-3 convertible preferred stock, $.001 par value 60,000,000 shares authorized 2015 and 2014: 52,509,212 issued and outstanding	53	53
Series E-3 convertible preferred stock, $.001 par value 120,000,000 shares authorized 2015: 114,679,639 issued and outstanding 2014: 0 issued and outstanding	115	-
Common Stock, $.001 par value 395,000,000 shares authorized 2015: 1,936,056 issued and outstanding 2014: 1,814,630 issued and outstanding	2	2
Additional paid in capital	388,047	350,098
Accumulated deficit	(384,685)	(368,053)
Accumulated other comprehensive income(loss), net	63	(401)
Total stockholders' equity	3,693	(18,203)
Total liabilities and stockholders' equity	$39,272	$34,910

Continued

Xtera Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Fiscal Year Ended
	September 30,	September 30,
	2015	2014
Operating activities:
Net loss	$(16,632)	$(26,110)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	2,687	2,543
Goodwill impairment charge	-	9,019
Provision for inventory obsolescence	1,679	1,100
Provision for bad debts	-	(286)
Warranty provision	1,062	312
Share-based compensation	38	35
Interest expense	218	253
(Gain) loss on disposition of assets	-	(1,055)
(Gain) loss on disposition of property and equipment	(9)	19
Changes in operating assets and liabilities:
Accounts receivable	849	854
Unbilled accounts receivable	(5,039)	1,914
Inventories	(2,845)	3,519
Deferred costs	(185)	314
Prepaid expenses and other assets	(693)	97
Accounts payable	10,359	(5,945)
Other accrued liabilities	3,473	2,466
Deferred revenue	(1,917)	1,673
Net cash used in operating activities	(6,955)	(9,278)
Investing activities:
Changes in restricted cash	377	544
Proceeds from disposition of assets	-	1,350
Proceeds from disposition of property and equipment	-	-
Purchases of property and equipment	(1,160)	(609)
Net cash provided (used) in investing activities	(783)	1,285
Financing activities:
Repayments of debt	(35,292)	(19,736)
Proceeds from debt	37,535	21,756
Proceeds from issuance of bridge loan	4,800	950
Proceeds from issuance of bridge loan, related party	-	4,150
Payment of capital lease obligations	(18)	-
Proceeds from issuance of common stock	31	-
Proceeds from stock option exercises	1	-
Net cash provided by financing activities	7,057	7,120
Effect of exchange rate on cash	514	304
Net decrease in cash and cash equivalents	(167)	(569)
Cash and cash equivalents at beginning of year	1,920	2,489
Cash and cash equivalents at end of year	$1,753	$1,920
Supplemental disclosure of cash flow information
Cash paid for interest	$1,285	$1,480
Cash paid for income taxes	$39	$24
Noncash investing and financing activities
Issuance of warrants	$264	$-
Debt conversion to preferred shares	$37,730	$-

Continued

Investor Contact:

David H. Allen | +1 408 427 4463 | IR@xtera.com

Marketing & Sales Contact:

Bertrand Clesca | +33 1 45 48 15 67 | marketing@xtera.com

###

5